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                                                                      EXHIBIT 21

                             CHOICECARE CORPORATION

                              LIST OF SUBSIDIARIES

                                                 STATE OR OTHER JURISDICTION
NAME OF SUBSIDIARY                            OF INCORPORATION OR ORGANIZATION
------------------                            --------------------------------
ChoiceCare Health Plans, Inc.                                  Ohio